Exhibit 99.5

CONSENT OF PERSON DESIGNATED

TO SERVE ON THE BOARD OF DIRECTORS OF

NAUGATUCK VALLEY FINANCIAL CORPORATION

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the prospectus and proxy statement/prospectus constituting part of Naugatuck Valley Financial Corporation’s Registration Statement on Form S-1 as a person to become a director of Naugatuck Valley Financial Corporation.

/s/ Alphonse F. Spadaro, Jr.
Alphonse F. Spadaro, Jr.

Dated: June 7, 2010